Exhibit 3.2
                                                                     -----------


                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UNITED INDUSTRIES CORPORATION

                                     * * * *

               Adopted in accordance with the provisions of ss.242
                         of the General Corporation Law
                            of the State of Delaware

                                     * * * *

                    Stephen R. Brian, being the President of United Industries Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

                    FIRST: The Board of Directors of the Corporation adopted the resolutions set forth below proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares Capital Stock of the Corporation entitled to vote thereon for their consideration and approval:

                     "WHEREAS, the Board of Directors of the Corporation (the "Board") desires to effect a 83,378.37838-for-one split of the shares of Class A Voting Common Stock, par value $1.00 per share, of the Corporation (the "Class A Common Stock") and a 83,378.37838-for-one split of the shares of Class B Non-Voting Common Stock, par value $1.00 per share, of the Corporation (the "Class B Common Stock" and together with the Class A Common Stock is collectively referred to herein as the "Common Stock").

                     RESOLVED, that the split of 83,378.37838-for-one of the shares of the Common Stock (the "Split") be, and hereby is, in all respects, approved.

                     FURTHER RESOLVED, that in order to effect the Split, the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") be, and hereby is, amended in accordance with ss.242 of the General Corporation Law of the State of Delaware by deleting part A. Authorized Shares of ARTICLE FOUR thereof in its entirety and substituting therefor part
           A. Authorized Shares of ARTICLE FOUR as follows:


                              "A. AUTHORIZED SHARES

                    The total number of shares of capital stock which the Corporation has authority to issue is Sixty-Five Million (65,000,000) shares, divided into two classes. The designation of each class, the number of shares of each class authorized, and the par value, if any, of the shares of each class are as follows:


                                                              NUMBER OF              PAR VALUE
CLASS                                                          SHARES                PER SHARE
-----                                                          ------                ---------
Class A Voting Common Stock ("Class A Common")               32,500,000                $0.01
Class B Non-Voting Common Stock ("Class B Common")           32,500,000                $0.01

                    The Class A Common and the Class B Common are collectively referred to as the "Common Stock".""

                    SECOND: The Amendment was duly adopted in accordance with ss.228 and ss.242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Capital Stock of the Corporation entitled to vote thereon.

                                  * * * * * *

                    IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 20th day of January, 1999.

                                                 United Industries Corporation,
                                                   a Delaware corporation


                                                 By: /s/ Stephen R. Brian
                                                     --------------------------
                                                     Stephen R. Brian
                                                     President